Form C

Cover Page

Name of issuer:

Dollar Shots Club, Inc.

Legal status of issuer:

Form: Corporation
Jurisdiction of Incorporation/Organization: NV
Date of organization: 9/3/2015

Physical address of issuer:

200 W Sahara Ave
Suite 3409
Las Vegas NV 89102

Website of issuer:

https://www.dollarshotsclub.com/

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- [x] Common Stock
- [ ] Preferred Stock
- [ ] Debt
- [ ] Other

If Other, describe the security offered:

Target number of securities to be offered:

33,334

Price:

$0.75000

Method for determining price:

Pro-rated portion of the total principal value of $25,000.50; interests will be sold in increments of $0.75; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$25,000.50

Oversubscriptions accepted:

- [x] Yes
- [ ] No

If yes, disclose how oversubscriptions will be allocated:

- [ ] Pro-rata basis
- [ ] First-come, first-served basis
- [x] Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

7/28/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

4

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$65,412.00	$0.00
Cash & Cash Equivalents:	$52,904.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$3,820.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$2,897.00	$0.00
Cost of Goods Sold:	$492.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($10,708.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Dollar Shots Club, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Eric Flesche	Director	Glendale Securities	2015
George Castillo	Director	Glendale Securities	2015
Kevin Martino	Chief Executive Officer	Dollar Shots Club, Inc.	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Christopher Rowe	COO	2015
Kevin Martino	CEO	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
GCEF Opportunity Fund, LLC	5,750,000 PFD 2,500,000 Common	65.95999999999999

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

If we do not obtain additional financing, our business development plans will be delayed and we may not achieve profitable operations.

We will require significant additional capital to execute on our business development plans. We intend to seek additional funds through private placements of our common stock or other securities. Our business plan calls for incurring expenses for development of our brand, website, and product packing, as well as ongoing expenses for marketing, staff, and administration. If no additional financing is secured, we may have to significantly curtail our plan of operations. If that is the case, our business will not grow as desired. Our ability to raise additional financing is unknown. We do not have any formal commitments or arrangements for the advancement of funds. Consequently, there can be no assurance that we will be able to obtain access to capital as and when needed or, if so, that the terms of any available financing will be commercially reasonable. If we are unable to raise suitable financing, our business development plans may be delayed and we may be unable to achieve profitable operations.

Since we have a limited operating history and insignificant revenues to date, we may be unable to achieve or maintain profitability. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by an emerging growth company.

We have limited financial resources and limited revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by an emerging growth company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to fully meet our expenses and totally support our anticipated activities. Our ability to continue as a business and implement our business plan will depend on our ability to raise sufficient funds. There is no assurance that any debt or equity offerings will be successful or that we will remain in business or be able to implement our business plan if the offerings are not successful.

If we are unable to develop a reliable systems for outside manufacturing and fulfillment, our ability to grow our business and achieve profitability will be severely adversely affected.

We will rely upon a private label beverage manufacturer to produce and further develop our energy and supplement shots and a third party fulfillment center to process and ship customer orders generated by our website and other portals. Our ability to grow our business and customer base will depend upon smoothly functioning relationships with our manufacturing and fulfillment partners and our ability to integrate their roles with our online marketing and customer service operations. If we are unable to smoothly integrate these third party operations into our business, or if we are unable to establish and maintain strong relationships with these key outside parties, our ability to successfully deliver quality products to our customer in a timely manner will be adversely affected, and our ability to achieve profitability will be severely impaired.

If we are unable to successfully market our products or our products do not perform as expected, our business and financial condition will be adversely affected.

We are subject to the risks generally associated with new product introductions and applications, including lack of market acceptance and failure of products to perform as expected. There can be no assurance that we will be successful in marketing our energy shots and our "Dollar Shots Club" service to the public. Our success will depend on our ability to attract retail customers to our website on cost-effective terms. Intended strategies to attract customers to our website include building a robust social media presence via Facebook, Digg, Twitter, etc., as well as email campaigns, blogs, SEO, and viral and referral based initiatives. Our marketing strategy may not be enough to attract sufficient traffic to our website. Further, our ability to drive initial purchases through our website will depend on our ability to present our products and their branding and packaging in an attractive manner. If we are unsuccessful at converting website traffic into initial sales, our financial condition will be harmed. Further, if our products do not perform as expected by consumers, either in terms of flavor or perceived performance, our ability to grow our sales and drive continuing memberships in our "Dollar Shots Club" service will be severely impaired.

Because consumer preferences change frequently, our energy shots will require periodic product introduction.

As a result of changing consumer preferences, many energy drinks and similar products are successfully marketed for a limited period of time. Even if our energy shots and website-based service shows early signs of promise, there can be no assurance that our products will continue to be popular for an extended period of time. Our success will be dependent upon our ability to address the changing needs and tastes of the consumer market. Our failure to innovate over time and to adjust to consumer preferences on a regular basis could cause us to fail to achieve and sustain ongoing market acceptance could have a material adverse effect on our financial condition and results of operations.

If we experience unauthorized access of confidential customer information transmitted over public networks, our ability to attract and retain customers could be adversely affected.

As with all e-commerce companies, our customers will transmit confidential personal information, including their addresses and credit card information, to us over public networks, and the unauthorized access of such information by third parties could harm our reputation and significantly hinder our efforts to attract and retain customers. We will rely on industry standard techniques and authentication technology licensed from third parties to provide the security and authentication technology to effect secure transmission of confidential information, including customer credit card numbers. Advances in computer capabilities, new discoveries in the field of cryptography or other developments may result in a compromise or breach of the technology we plan to use to protect customer transaction data and adversely affect our ability to attract and retain customers.

Because of pressures from competitors with more resources, we may fail to implement our business strategy profitably.

The market for energy drinks, energy shots, and related products is intensely competitive and we expect competition to increase in the future. We will compete with a growing constellation of bother large and smaller companies that offer similar products to the consumer market. These companies also have longer operating histories, greater name recognition, access to larger customer bases and distribution networks, and significantly greater financial, technical and marketing resources than we do. As a result, they may be able to adapt more quickly to changes in customer preferences and to devote greater resources to the promotion and sale of their products than we will. In addition, they may have more firmly established financial, manufacturing, distribution, and sales relationships in the industry. Therefore, we cannot be sure that we will be able to successfully implement our business strategy in the face of such competition. If we cannot compete effectively, we may experience future price reductions, reduced gross margins and loss of market share, any of which will materially adversely affect our business, operating results and financial condition.

If we are unable to manage growth, our operations could be adversely affected.

Our progress is expected to require the full utilization of our management, financial and other resources, which to date has occurred with limited working capital. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial and management information systems, and to recruit, train and manage sales, management, and technical personnel. There can be no assurance that management will be able to manage growth effectively.
If we do not properly manage the growth of our business, we may experience significant strains on our management and operations and disruptions in our business. Various risks arise when companies grow quickly. If our business or industry grows too quickly, our ability to meet customer demand in a timely and efficient manner could be challenged. We may also experience development delays as we seek to meet increased demand for our products. Our failure to properly manage the growth we might experience could negatively impact our ability to execute on our operating plan and, accordingly, could have an adverse impact on our business, our cash flow and results of operations, and our reputation with our current or potential customers.

Our business and growth may suffer if we are unable to attract and retain key employees.
Our success depends on the expertise and continued service of our Chief Executive Officer, Kevin Martino, and our Chief Operating Officer, Christopher Rowe. These individuals are a significant factor in our growth and ability to meet our business objectives. It may be difficult to find a sufficiently qualified individual to replace Mr. Martino or Mr. Rowe in the event of death, disability or resignation, resulting in our being unable to implement our business plan and even a complete cessation of our operations, which would likely result in the total loss of an investor's investment.

Furthermore, our ability to expand operations to accommodate our anticipated growth will also depend on our ability to attract and retain qualified media, management, finance, marketing, sales and technical personnel. However, competition for these types of employees is intense due to the limited number of qualified professionals. Our ability to meet our business development objectives will depend in part on our ability to recruit, train and retain top quality people with advanced skills who understand our business. We hope that we will be able to attract competent employees, but no assurance can be given that we will be successful in this regard. If we are unable to engage and retain the necessary personnel, our business may be materially and adversely affected.

If we are the subject of significant future product liability or related lawsuits, our business will likely fail.

Consumption of energy drinks or related products in large quantities or in combination with other substances may lead to cardiac or other problems due to their misuse by consumers. Further, like all sellers of products for human consumption, we cannot eliminate the risk that our products may be subjection to contamination during the manufacturing or distribution process. We currently do not maintain product liability or general liability insurance and we may not be able to obtain such coverage in the future or such coverage may not be adequate to cover all potential claims. Moreover, even if we are able to maintain sufficient insurance coverage in the future, any successful claim could significantly harm our business, financial condition and results of operations.

If our products become subject new government regulation, our ability to profitably manufacture and market our energy shots may be severely impaired.

Even as their popularity has grown, energy drinks have come under scrutiny for possibly serious health effects, including heart rhythm problems, increased blood pressure, and—in rare cases—cardiac arrest. We therefore face a risk that new regulations addressing the permissible caffeine content or other ingredients of our energy shots may be proposed or promulgated by the FDA or other entities. We may be unable to comply with any such new regulations on a cost-effective basis, or we may be unable to produce a desirable consumer product within the limitations imposed by any such new regulation.

If a secondary market for our common stock does not develop, shareholders may be unable to sell their shares.

There is no public market for our securities and there can be no assurance that, in the future, an active trading market for the securities offered herein will develop, or, if developed, be sustained. If a public trading market for our common stock does not develop in the future, purchasers of the common stock may have difficulty selling their securities should they desire to do so and purchasers of our common stock may lose their entire investment if they are unable to sell our securities.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their own common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase our common stock.

Because purchasers in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock, you may experience difficulty recovering the value of your investment.

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering. The dilution experienced by investors in this offering will result in a net tangible book value per share that is less than the offering price of $1.00 per share. Such dilution may depress the value of the company's common stock and make it more difficult to recover the value of your investment in a timely manner should you chose sell your shares.

If we undertake future offerings of our common stock, purchasers in this offering will experience dilution of their ownership percentage.

Generally, existing shareholders will experience dilution of their ownership percentage in the company if and when additional shares of common stock are offered and sold. In the future, we may be required to seek additional equity funding in the form of private or public offerings of our common stock. In the event that we undertake subsequent offerings of common stock, your ownership percentage, voting power as a common shareholder, and earnings per share, if any, will be proportionately diluted. This may, in turn, result in a substantial decrease in the per-share value of your common stock.

Members of the Board are currently under investigation by FINRA.

Board Members of Dollar Shots Club, Inc. have received a FINRA Wells Notice, a
notification from the agency that it intends to recommend disciplinary action.
This inquiry does not mean that the subject is guilty nor that disciplinary action will be commenced. This inquiry is unrelated to Dollar Shots Club's businesses or services.

In addition, Glendale Securities, Inc., a brokerage firm for which the Board Members act as principals, has been subject to various regulatory reviews, resulting in two disciplinary actions, neither of which involved admissions of guilt:

1. For case #2014040421501, initiated 8/18/2015, the firm received a $12,500 fine and paid restitution to customers totaling $947.10 related to trade of OTC securities.

2. For case #2009019747601, initiated 11/23/2010, the firm received a $45,000 fine for insufficient diligence regarding implementation of anti-money laundering policies.

Additional information is available through FINRA's BrokerCheck service.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$25,000**
Use of Proceeds:	Marketing

If we raise:	**$250,000**
Use of Proceeds:	Marketing, Employee Compensation, Office/Warehouse Space, Office Expenses

If we raise:	**$500,000**
Use of Proceeds:	Marketing, Employee Compensation, Office/Warehouse Space, Office Expenses, Inventory

If we raise:	**$1,000,000**
Use of Proceeds:	Marketing, Employee Compensation, Office/Warehouse Space, Office Expenses, Inventory, Product Development

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for

transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.

4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☑ Yes
☐ No

15. Are there any limitations on any voting or other rights identified above?

- ☐ Yes:
- ☑ No

16. How may the terms of the securities being offered be modified?

The terms of the securities may only be modified with the written consent of the holders of a majority-in-interest of those securities. In the case that **Dollar Shots Club, Inc.** seeks to modify those terms, we may rely on the negative consent of holders of the securities, unless the change in terms negatively impacts such holders, in which case we will solicit positive consent.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
Series A Preferred - Each Share 10 Voting Rights	10,000,000	8,639,500	Yes	No
Common Stock	100,000,000	4,566,000	Yes	No
Debt Securities			Choose	No
Other				No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	
Other Rights: 86,395,000	

Describe any other rights:

86,395,000 shares of common stock reserved for issuance upon conversion of Series A Preferred shares

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Shares of Series A Preferred Stock cast 10 votes for each share held and are convertible to common stock at a rate of 10 for 1. As a result, the voting rights and percentage ownership of the holders of our common stock, including the investors in this offering, may be substantially diluted.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

GCEF Opportunity Fund, LLC ("GCEF") is the owner of approximately 66% of our voting equity securities. In addition, two members of our Board ofDirectors, Eric Flesche and George Castillo, are the Members of GCEF. Accordingly, GCEF, Mr. Flesche, and Mr. Castillo will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of
our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale ofsubstantially all of our assets, the interests of GCEF, Mr. Flesche, and Mr. Castillo may still differ from the interests of the other stockholders.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The $0.75 per share offering price of our common stock was arbitrarily chosen by management. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

credit card balance

Creditor:
Bank of America

Amount owed: $16,000

Interest rate: 11.49% APR VAR

Maturity date: revolving

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
9/2016	Regulation D, Rule 506(b)	Priced Round	$165,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview.

Dollar Shots Club, Inc. is a web-based sales and distribution company built to sell supplement shots through a monthly subscription model. We bring the same premium quality but at 1/3 the price of retail - $1/shot - with the added convenience of delivery to your door. We were incorporated on September 3, 2015 in the State of Nevada. On September 18, 2015, we acquired certain assets related to our business under an Asset Purchase Agreement, including the "Dollar Shots Club" trademarks, and inventory, our web domains and other internet-related assets, and the rights to manufacture and market our specially formulated supplement shots.

Our principal executive offices are located at 200 W Sahara Ave. Suite 3409 Las Vegas, NV 89102 and our telephone number is (949) 438-7468. Our website is www.dollarshotsclub.com.

Revenues

Online sales of our supplement shots represent 100% of our total revenue during the year ended 2015.

We charge $1.00 per shot. Consumers will save on average $2.00 per shot (67%) over retail prices. We calculate our gross margins to start at 36% and grow to 43% as we optimize manufacturing and shipping economies of scale within the first 12 months. By the end of year two, we believe we can be at 49% gross margin.

The direct-to-consumer ecommerce subscription model we have chosen provides a fast and cost effective method to deliver our products to customers. Shipping USPS, we can reach any address in the continental US within 7 days or less.

To streamline the shipping process, the master cases will have barcodes for inventory management printed directly on them and be ship-ready when they arrive on pallets into the fulfillment center. When customers place an order on the DSC website, the orders are electronically sent to the fulfillment center where they print out the shipping label, stick it on the master case, and then ship out within one day.

Frictionless Ordering and Distribution Will Be the Keys to Success

As US consumers continue to work harder and seek more energy to keep up and stay alert, the need for convenient and affordable caffeinated drinks will increase. DSC will offer both: with delivery to their door and without the need to make extra trips to retail locations to pay for overpriced shots. With a no-hassle DSC membership and auto-ship, we make it easy for consumers to put their shot needs on autopilot. We see guerilla marketing tactics best serving our model in order to optimize our marketing dollars over the first twelve months through building a robust social media presence via Facebook, Pinterest, Twitter, etc. In addition, we plan to leverage public relations, email campaigns, blogs, SEO, viral and referral based initiatives to continually drive traffic to the main website. With follow-on emails, specials and promotions, we plan to increase retention of existing subscribers to extend their contribution to bottom line profits.

We believe that, with this marketing strategy, we can build a solid and profitable company. In addition, we feel we can create a well-crafted, humor-based video in such a way that it gains a certain level of viral notoriety to garner increased exposure with minimal expense. Should the video attain a healthy level of viral success, in our opinion, the sales numbers will be even greater than forecasted. And, in the event that we explode, we believe that we have the manufacturing and technology infrastructure to scale up and meet demand.

Our goal is to onboard as many members as we can from launch, which is why we offer four membership tiers. With the entry level tier starting at $5, we see the price being low enough to entice more impulse purchases as well as lowering the friction barrier to engage those consumer types that are more cautious to try new products. $5 is not so high that the average consumer would feel financially put out if they were unhappy with the purchase.

The beverage formulas we will use are similar to the market leaders in each of the shot categories with emphasis on great taste. The first category will be energy shots (Regular Strength - 190mg caffeine) in the Berry Blitz flavor - the top selling flavor on the market. The second flavor we have added to the product mix is Grapeness XS - the number two selling flavor in the market which contains 230mg caffeine. The third flavor Orange Mango Meditation will contain our relaxation formula.

We will standardize on the same stock 2 oz (59ml) PET shot bottle that is commonly found in the market place. This keeps bottle/cap costs down. Each bottle will have a high-resolution 4-color process shrink sleeve label on each bottle with tamper evident perforation for each opening. Shots will come in a branded master case (cardboard shipping box) that can be branded on the inside and outside. This provides the customer with a convenient box to store their shots. We also have the option to place a flyer inside the master case to promote new products, games, contests, loyalty programs, gift cards, promotions, etc. as the first thing a customer sees when the box is opened.

Energy shots are the first shot category we will launch as it is the most popular and has the highest sales. Energy shots will serve as the in-road into the consumer's mindset to sign up memberships. However, DSC has branded the domain as DollarShotsClub.com - shots as plural - for a reason. The shot format has given rise to several other supplement categories that DSC intends to launch over time to increase the product offerings by riding the coattails of energy shots. We see these additional products expanding our target demographics, thereby adding to future growth and incremental sales.

Growth Plan

In no particular order, here is the initial list of additional shots DSC will release over time as the brand evolves and our membership numbers grow.:

- Work-out
- Nootropics
- Sleep Aid Shots
- Anti-Hangover Shots
- Enhancement Shots
- Weight Loss & Crave Control Shots
- Vitamin Immunity Shots
- All-Natural Energy Shots

Our online sales revenue was a rapidly growing area of our business, with significant growth in the year ended 2015 as compared to the same period in the prior year. This recent growth was largely driven by advertising via social media marketing.

Milestones

We originally founded our business in 2015 Dollar Shots Club as a web-based sales and distribution company built to sell supplement shots through a monthly subscription model. We bring the same premium quality but at 1/3 the price of retail - $1/shot - with the added convenience of delivery to your door.

Market Problem

Recent reports on the beverage market from 2013 show total growth in the energy drink and shots market was worth more than $12.5 billion in 2012. By 2017, it's expected to grow to $21.5 billion. In addition, energy drinks have the lowest consumption rates of any ready-to-drink (RTD) beverage, reflecting both its relative infancy and strong growth potential. Furthermore, reports cite new product innovation and expanded distribution as two major points that will contribute to the expected double-digit growth year over year. Both of these points are key to the DSC strategy.

By far, the most popular types of shots are energy shots. The most dominant brand is 5-Hour Energy, which accounts for approximately 85% market share. The average price point for an energy shot is $3.00 per bottle retail. The cost to manufacture one energy shot, in large volumes, is near $0.35 each. Needless to say, there is a lot of profit margin built into shots.

For decades, consumers have been relegated to physically going to retail stores for goods. Due to increasingly busy lifestyles consumers are willing to go online to order certain products. The Web has provided the platform to purchase what we want and when, along with more convenience and better pricing than the traditional retail model. In other words, we can do better than $3.00 a shot.

Our Solution

Consumers want convenience, to save time, and to spend less on the things they buy; and, given the option for home delivery of goods, many will opt for that convenience over a trip to the store. Our solution is dollarshotsclub.com. DSC will leverage a direct-to-consumer sales and distribution strategy via the Web coupled with a monthly subscription model. Our answer provides the consumer significant savings over beverage shots sold in retail stores (1/3 the cost). In addition, we bring the added convenience to auto-ship premium beverage shots right to their door on a monthly basis. Consumers can "set it and forget it."

As we have grown and evolved since that time, we had the following key milestones in the development of our business:

- Launched new website/member platform with a current look and feel
- Designed a new corporate logo
- Launched 3 distinct products with new package designs
- Established key relationships with exclusive partners
- Contracted with a world-renown marketing team with a proven track record of success in the ecommerce space

Burn Rate / Run Rate

As of November 2016, the company had approximately $5,000 cash in bank. The company is revenue-producing and operates with a burn rate (net cash out) of approximately $1,300 per month.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities? ☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://www.dollarshotsclub.com//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Wefunder Inc. runs wefunder.com and is the parent company of Wefunder Advisors LLC *and* Wefunder Portal LLC. *Wefunder Advisors is an exempt reporting adviser that advises SPVs used in Reg D offerings. Wefunder Portal is a funding portal (CRD #283503) that operates sections of wefunder.com where some Reg Crowdfunding offerings are made. By using wefunder.com, you accept our* Terms *&* Privacy Policy. *If investing, you accept our* Investor Agreement. *You may also view our* Privacy Notice.



INVEST IN DOLLAR SHOTS CLUB

Premium, subscription-model energy shots

$0
raised of $25K goal

$100 min **INVEST**
Wefunder Portal LLC

Buy Shares

$0.75/share | $3.55M valuation

Your investment buys ownership in Dollar Shots Club. If Dollar Shots Club is acquired or goes public, you'll receive a payout equal to your ownership percentage. Dollar Shots Club is using a custom contract, see document for details

INVESTOR PERKS

$500+	A 6-pack of shots (mixed) and a sticker
$1,000+	A 15-pack of shots (mixed)
$2,500+	A 30-pack of shots (mixed) and t-shirt
$5,000+	3-month subscription (any flavor)
$7,500+	6-month subscription (any flavor)
$10,000+	1-year subscription (any flavor)
$20,000+	Dinner with CEO + Team

> *We sell subscription supplement shots for early mornings, late nights, and anytime in between. Our energy shots are formulated with the highest quality ingredients with great tasting flavors like Berry Blitz and GrapenessXS. Our shots help you tackle your day without the nasty side effects. No headaches, sugar crashes, and stained teeth. For a dollar per shot, we're the first warehouse-to-consumer, supplement shot subscription that saves customers time, money, and lots of energy*



Kevin Martino
CEO, DOLLAR SHOTS CLUB

OUR AMBITION

In 2015, the energy beverage market did over $13.5 billion in sales—but right now, there's one real player in the energy shot industry. We want to change that. Energy supplements have become a lifestyle habit for many Americans, and having a bundle of great-tasting, fast-working energy shots shipped straight to their door is the future of this industry. We want to be the Dollar Shave Club—who was acquired by Unilever for $1 billion just earlier this year—for energy shots.

KEY FACTS

- First energy shot subscription model - premium energy supplements right to your door
- Dollar Shave Club acquired by Unilever for $1 billion
- 2015, Energy beverage market did $13.5 billion in sales
- Currently only one other major player in energy shot industry

https://dollarshotsclub.com

from Las Vegas NV

ENERGY SHOTS · ENERGY DRINKS · SUPPLEMENT · DOLLAR SHOT · ECOMMERCE · B2C

WHY I LIKE DOLLAR SHOTS CLUB

Let's face it. Energy drinks and shots are no longer just an impulse purchase, they're part of our planned purchases. The Dollar Shot delivers functionality equal to or better than those on the market today, and at $1 per shot the price will never be an issue.

A great product, an innovative marketing team, and a groundbreaking business model make The Dollar Shot Club a very strong business proposition



Harry Drnec

FORMER RED BULL MANAGING DIRECTOR, BRITISH ISLES

THE BUZZ ABOUT DOLLAR SHOTS CLUB

Good boost! I keep a few of these in my locker at work for those long days. Easy to drink, good flavor, and a nice smooth energy!

Tim

Customer

I'm not one to drink Energy Drinks or Energy Shots, but when I tried this out I realized that there was no jitter, no heart racing and no crash after. The taste was incredibly smooth, I've mixed it with Sprite a few times and water, definitely at 1.00 it's great value.

Brandon

Customer

Half the price and better tasting then competing energy shot products.

James

Customer

Great!! Nothing but satisfied with Dollarshots. Great service, delivered right to my door. Shots are fantastic.

Gary

Customer

AUTHORITY PRESSWIRE

Kevin Martino CEO of Dollar Shots Club Flips the Energy Drink Market on it's Head with new Natural Supplement Shots

May 24, 2016

Martino said, "Most caffeinated products purchased from coffee shops will run you $4-$5, you'll also take time to wait in line with everyone else trying to get their fix. Stopping by the convenience store for a product similar to ours will run you $3-$4

Kevin Martino, CEO of Dollar Shots Club Making Waves in New Supplement Lifestyle Brand
May 21, 2016

By Tavis Bucklin Not even 3 weeks out of the gate, this ground breaking startup is making waves in a big way. We recently had the chance to speak with Kevin Martino, CEO of "Dollar Shots Club", a supplement lifestyle brand that is going after its share

5 Questions with Dollar Shots Club's Darin Alpert
November 17, 2014

Most manufactured products are sold through retailers and typically include a mark-up. This is necessary for the retailer to earn profits from carrying the product on their store shelves. It also gives consumers a "one-stop shop" to find all products they

Dollar Shots Club Launches to Help People Save Money and Time on Energy Shots
October 6, 2014

We are shaking up the way America buys its energy shots and put an end to the lopsidedness of how the market is currently. DollarShotsClub.com, a new membership service delivering great tasting energy shots to the doors of its members for as low as

Energy Shots at Your Door

We ship from warehouse direct-to-consumer. At $1/a shot we save customers much needed time and money.

Everytime a customer wants an energy shot, they have to go in-store and purchase one for $3 a bottle—if not more. We sell our shots for a third of the price, and give customers the ability to control their purchase habits. Just choose what flavors you want, how many, and when you want it shipped. It's that simple.


EXTRA ENERGY
DOLLAR SHOTS Club
GRAPENESS
DOLLAR SHOTS CLUB

"When I was first pitched Dollar Shots Club, I knew this was a sustainable business, loved the subscription model and invested quickly. The leading energy shot company sells over $1 billion per year, owns 90% market share and sells their shots for $3 a piece.

Dollar Shots Club knows exactly who their target market is, people that drink energy shots regularly. What's really exciting is that they've proven the concept and need to pour gas on the fire to spread the word. Kevin the CEO, is a hustler and has a whatever it takes attitude and is very open to feedback."



Darin Alpert
ONE OF DOLLAR SHOTS CLUB'S FIRST INVESTORS

The Market is Ready for Another Player

There's only one major player in the energy shot industry. Let's change that.

A healthy market calls for competition. So we're introducing an energy supplement brand that puts the customer first: we use high-quality, natural ingredients such as Goji Berry and Green Tea extract so you get the energy high without the sugar fall.



Leading Energy Shot Brand

- Bad taste

- Expensive, at least $3 per bottle

- Customers must typically purchase in store

Dollar Shots Club

"Loads of energy!"
Mild taste and felt increased energy almost instantly, and lasted through my entire day working in a factory. Very pleased!
- Pamela, Customer

"Budget Price - Amazing Taste"
They have a great taste and effectiveness. I will highly recommend these to anyone that is in the market for a good tasty energy shot. Time to same some money.
- Brian, Verified Customer


PURE ENERGY
DOLLAR SHOTS Club
BERRY BLITZ
EXTRA ENERGY
DOLLAR SHOTS Club
GRAPENESS XS
PURE RELAXATION
DOLLAR SHOTS Club
ORANGE-MANGO MEDITATION

The Subscription Economy: $100 Billion by 2020

We want to be the Dollar Shave Club for energy shots: affordable, convenient, smart.

Earlier this year, Unilever acquired The Dollar Shave Club (the first subscription for men's razors) for $1 billion. The Subscription Economy is estimated to be worth $100 billion by 2020. Already, 20% of Fortune 100 companies have adopted the subscription model as part of their business.

DOLLAR SHAVE CLUB
SHAVE TIME. SHAVE MONEY.

HARRY'S

THE HONEST CO.

JUSTFAB™

BIRCHBOX

TRUNK CLUB®
MEN'S OUTFITTERS

GrubMarket

Cratejoy

We're Growing Fast & So is the Energy Drink Market

The energy drink market has been growing consistently year over year.

There is only one true energy shot brand on the market, with $725 million in sales last year. (Second place did $10 million.) We believe with great-tasting, effective ingredients and a direct-to-consumer subscription model, we can become a major player in the energy shot industry.



$15B
$12.5B
$10B
$7.5B
$5B
$2.5B
0
$13.5 Billion in Sales in 2015
2011
2012
2013
2014
2015
Dollar Sales of Energy Drink Beverages and Shots in the U.S.

Your Investment Will Help Us Capture the Market



Marketing Outreach

We plan to reinvigorate sales with focused social media outreach.



DOLLAR SHOTS
CLUB
www.DollarShotsClub.com

Building Inventory

We will rent warehouse space to maintain inventory & fufill orders faster.


GRAPENESS
BERRY BLITZ
ORANGE-MANGO MEDITATION

New Flavors

We want to explore a larger variety of flavors after many customer requests.

> *"Kevin Martino and his team have figured it out with the Dollar Shots Club. Besides the fact that the products taste great and really work, their business model is a home run. Simple, straight forward and compelling – they promise AND deliver with this one!"*



Thomas Hensey
MANAGING PARTNER, RHINO MARKETING

Take a Shot on Us

At Dollar Shots Club, we're doing to do for the energy shot market what Dollar Shave Club did for razors. We have uniquely the same opportunity in which one company largely dominates the industry- with no clear #2 in sight. Our company has an effective, great tasting, and affordable product offering that is delivered to your door via our convenient business model. We are stocked on inventory to sustain us through the next stage of growth. We know our target market and consumers. And of course, we definitely have the energy to accomplish what is necessary! BUT we need to build awareness of our brand and effectively market our growing company. To accomplish this and turn ourselves into a household name, we need YOU.

While we are predominately an eCommerce business that operates on a direct to consumer subscription model, we understand that not everyone uses these types of products on a daily basis and recognize the importance of one time purchases. These and other up-sells will act as an alternative method to capture a larger percentage of this growing 2+ billion dollar energy shot market where our largest competitor owns nearly 90% market share and sells their products for an average of 66% more expensive than the cost of ours. If you're a daily user of this product, that equates to an estimated annual savings of $730 for just one energy shot per day.

We invite you join us on a mission to disrupt an inconvenient industry with overpriced shots and cheer us on as we climb the ladder to the top to become the industry leader! Even past energy- there any many avenues such as work out supplements that we can tackle together with a similar delivery method. After we dominate energy shots, that only marks the beginning of our journey as we grow to become a dominant full-service lifestyle shot brand in the future.

Quality shots. Serious savings. Join the club!

Thanks for taking a "shot" on us!



Kevin & Chris

MEET THE FOUNDERS



Kevin Martino

CEO

Disruptive Thinker who is relentlessly resourceful and fueled by passionate curiosity (...And energy shots). Track record in sales, recruiting, account management, and eCommerce.



Christopher Rowe

COO

E-Commerce and Operations expert with vast experience in investing.

RAISED $165,000 FROM 2+ INVESTORS

Eric Flesche

George Castillo

DETAILS

– COLLAPSE ALL

How do you acquire customers?

We currently acquire customers through targeted Facebook/ Instagram ad campaigns. In addition, we run giveaways and other promotions to acquire e-mails and market to other potential subscribers who have shown interest in our products.

What's new about what you're making? How is it different?

Our supplement shots go straight from our warehouse to your doorstep, either automatically on a monthly recurring basis, or as often as you'd like with our 1 time purchase options. Our simple, efficient process allows us to pass the savings onto our subscribers and offer premium quality supplement shots normally in the price range of $3, for just $1 each.

How big is the market?

"According to the “Energy Drinks and Shots: Market Trends in the U.S." report, sales of energy drinks and shots will grow to a value of $21.5 billion by 2017, driven by continued economic recovery, expansion in retail distribution, and strong potential in new product development." Energy shots themselves account for approximately 18% of this market, or roughly $3.87 billion. This market is dominated highly be a few major companies, with 5 Hour Energy/ Living Essentials LLC being the market leader by hundreds of millions.

How will you make money?

By continually growing into a supplement lifestyle brand! As we grow in size and reputation, our sales will exponentially follow that pattern. We realize that not everyone uses energy shots, but we want to convert existing habitual shot users into subscribers and save everyone money even if they're not an everyday user. We aim to bring on more sponsorships in areas including gaming, music, action sports, athletics, modeling, etc. to show the positive effects of our product on real world examples that will add greater credibility to our company and the products we produce.

What do you understand about your business that others don't get?

There's no reason to pay so much extra for a product, especially one you're using daily that you can get delivered for much less. We save our members time and money, two things that most of us have much too little of.

Who are your competitors? How are you different?

5 Hour Energy/ Living Essentials LLC is by far the market leader with somewhere between 85%-90% of the market share. Having pioneered the industry, they are in nearly every retail location across the US with sales ranging from the hundred of millions to $1 billion annually. Other top brands include: Stacker2, Rhino Rush, RipIt, and several others with sales ranging from $1 million to $15 million. We are different because like 5 Hour Energy, all of these companies have retail distribution based strategies and sell for a premium price. The few that are less expensive, tend to be stripped down in both quality in and out of the bottle. We combine the low cost of the discount shots, with the high quality of the premium ones all while making it convenient by delivering the product directly to our consumers.

What's your biggest risk? What keeps you up at night?

Our biggest risk is getting consumers to try a new brand at a lower cost when they have been trained to thinking the $3 shot is better and the discount shot is lacking. We need to convey to consumers that while the price is discounted, our quality and flavor is not. Being that it is a drinkable product, getting a weary consumer to try it is the biggest challenge because the taste and effectiveness is unknown. Figuring out the balance of giving a sample to increase trials and retention has been key and a pivotal part of our business' means of acquiring customers.

Given that two board members are currently under investigation by FINRA and have had previous FINRA disciplinary actions, why should investors not be concerned?

Investors should make a determination to invest in Dollar Shots Club based upon the product that is offered and the business plan to market the product and grow the business. Messrs. Castillo and Flesche work in the highly regulated financial services business. FINRA investigations into and findings of procedures in need of improvement are not out of the ordinary. The disciplinary actions taken and pending are unrelated to the business and operations of Dollar Shots Club.

What is your current burn rate?

As of November 2016, the company had approximately $5,000 cash in bank. The company is revenue-producing and operates with a burn rate (net cash out) of approximately $1,300 per month.

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RISKS SPECIFIC TO DOLLAR SHOTS CLUB

1. If we do not obtain additional financing, our business development plans will be delayed and we may not achieve profitable operations.

We will require significant additional capital to execute on our business development plans. We intend to seek additional funds through private placements of our common stock or other securities. Our business plan calls for incurring expenses for development of our brand, website, and product packing, as well as ongoing expenses for marketing, staff, and administration. If no additional financing is secured, we may have to significantly curtail our plan of operations. If that is the case, our business will not grow as... READ MORE

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Dollar Shots Club is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

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